UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 23, 2005

RESOLUTION PERFORMANCE PRODUCTS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-57170	76-0607613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RPP CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-57170-01	76-0660306

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Smith Street, Suite 2400

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(888) 949-2502

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 4.02(a)  Non- Reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 23, 2005, Resolution Performance Products LLC (the “Company”) concluded, with the concurrence of its Audit Committee, that the historical financial statements for the year ended December 31, 2003 included in our 2003 Form 10-K, and each of the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 included in our Forms 10-Q for the respective periods should no longer be relied upon and that the Company would restate the financial statements.

In connection with the preparation of the Company’s annual 2004 financial statements, the Company concluded that there was an inadequate tax related valuation allowance for the net operating losses of a wholly-owned subsidiary in the Netherlands for the years ended December 31, 2003 and the quarterly periods of 2004.  The inadequate allowance resulted from not taking into consideration deferred tax liabilities as a source of future taxable income when evaluating the need for a valuation allowance against deferred tax assets that will reverse in the carryover period.

The Company’s management and Audit Committee discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company.

The restatement of prior periods will be effected in the Company’s annual report on Form 10-K for the year ended December 31, 2004, expected to be timely filed with the Securities and Exchange Commission.   As a result of the restatement, the Company is decreasing the net loss by $17 million, $1 million, and $1 million for the year ended December 31, 2003, and each of the quarters ended March 31, 2004, and June 30, 2004, respectively.  The Company is increasing the net loss for the quarter ended September 30, 2004 by $4 million.

The restatements correct errors in the application of generally accepted accounting principles dealing with technical accounting issues relating to a valuation allowance for deferred tax assets.  The Public Company Accounting Oversight Board Standards state that a restatement of financial statements be regarded as a strong indicator of a material weakness in internal control over financial reporting.  Consistent with these standards, management has concluded that the Company’s lack of effective control with respect to its tax provision which resulted in a restatement of its financial statements constitutes a material weakness.  A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  As of December 31, 2004, the Company did not maintain effective controls over the valuation and completeness of its deferred income tax assets and liabilities (including the associated valuation allowance) and the income tax provision because it did not have accounting personnel with sufficient knowledge of generally accepted accounting principles related to income tax accounting and reporting.   Specifically, the Company did not have effective controls over the preparation and review of the valuation allowance related to deferred tax assets to ensure accuracy and completeness.

In order to remediate this matter, the Company has identified and will begin implementing actions to improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting related to its income tax accounting.  In connection with this effort, the Company plans to strengthen the resources in the income tax accounting function, implement greater senior level financial officer review of the income tax balance sheet accounts and related journal entries, and engage a third party specialist to assist the Company’s personnel conducting comprehensive and detailed reviews of the Company’s tax reporting and accounting, in particular with respect to developing more effective  processes for establishing and monitoring deferred income taxes and related valuation allowances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTION PERFORMANCE
PRODUCTS LLC
(Registrant)

Dated: March 29, 2005	By:	/s/ David S. Graziosi
		Title:	Executive Vice President
and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPP CAPITAL CORPORATION
(Registrant)

Dated: March 29, 2005	By:	/s/ David S. Graziosi
		Title:	Executive Vice President
and Chief Financial Officer